SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
CCH II, LLC
CCH II Capital Corp.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrants as specified in their charters)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499	43-1843179
333-77499-01	43-1843177
333-111423	03-0511293
333-111423-01	13-4257703
333-112593	86-1067239
333-112593-01	20-0259004
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS; CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF  CERTAIN OFFICERS.

On March 12, 2009, Charter Communications, Inc. (the "Company"), the indirect parent company of Charter Communications Holdings, LLC, Charter Communications Holdings Capital Corporation, CCH II, LLC, CCH II Capital Corp., CCO Holdings, LLC and CCO Holdings Capital Corp., adopted the Charter Communications, Inc. Value Creation Plan (the "Plan”), which replaces the Restructuring Value Plan previously adopted by the Company.  The Plan is comprised of two components, the Restructuring Value Program (the “RVP”), and the Cash Incentive Program (the “CIP”).

The RVP provides incentives to encourage and reward participants for a successful restructuring of the Company.  Participants who continue to be employed by the Company or its subsidiaries until payment of RVP awards earn payments under the RVP upon either (i) the Company’s emergence from its Chapter 11 restructuring proceeding (the “Proceeding”) or (ii), if the Company’s restructuring plan is the Joint Plan (as defined in the Plan), when the Commitment Fees under the Joint Plan are first payable.  Participants also earn their RVP payments upon an earlier of (i) their termination of employment due to death or disability, or their termination on or after the Company’s emergence from the Proceeding by the Company for a reason other than “cause,” or voluntarily due to a “good reason” (as each such term is defined in the Plan) or (ii) a “change in control” of the Company if they are then employed by the Company or its subsidiaries. The target RVP awards for the Company’s named executive officers as of the date hereof (which are subject to change in accordance with the terms of the Plan) are: N. Smit - $6 million; M. Lovett - $2.38 million; E. Schmitz - $765,000; and G. Raclin - $765,000.

The CIP provides annual incentives for participants to achieve specified individual performance goals during each of the three years following the Company’s emergence from the Proceeding.  Performance goals will be established for each of the first three years following the Company’s emergence from the Proceeding.  Participants will earn all or a portion of their target bonus based on the degree to which these goals are achieved in a particular year.  Amounts that are not earned in a particular year may be earned in a subsequent year if the performance goals applicable to that subsequent year are achieved.  Participants also earn the CIP payments upon an earlier of, or due to (i) a termination of their employment on or after the Company’s emergence from the Proceeding due to death, disability, by the Company for a reason other than “cause,” or voluntarily due to a “good reason” (as each such term is defined in the Plan) and (ii) a “change in control” of the Company if they are then employed by the Company.  The annual target awards for the Company’s named executive officers as of the date hereof (which are subject to change in accordance with the terms of the Plan) are: N. Smit - $2.5 million; M. Lovett - $910,000; E. Schmitz - $664,000; and G. Raclin - $597,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Charter Communications Holdings, LLC, Charter Communications Holdings Capital Corporation, CCH II, LLC, CCH II Capital Corp., CCO Holdings, LLC, and CCO Holdings Capital Corp. have duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charter Communications Holdings, LLC Registrant By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 18, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

Charter Communications Holdings Capital Corporation Registrant

Dated: March 18, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCH II, LLC Registrant By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 18, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCH II Capital Corp. Registrant

Dated: March 18, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCO Holdings, LLC Registrant By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 18, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer

CCO Holdings Capital Corp. Registrant

Dated: March 18, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer